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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 31, 1996 on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996 as amended by Form 8-K/A filed on November 4, 1996 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Washington, D.C.
November 11, 1996.